THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this "Third Amendment") is executed and agreed to by and between Carriage Services, Inc., a Delaware corporation (the "Company"), and Carlos Quezada ("Executive"), effective as of June 21, 2023 (the "Amendment Effective Date").

WHEREAS, Executive and the Company entered into an Employment Agreement dated June 25, 2020, along with a First Amendment to the Employment Agreement dated June 1, 2021, and a Second Amendment to the Employment Agreement dated September 30, 2022 (collectively, the "Employment Agreement"); and

WHEREAS, Executive and the Company desire Executive's continued employment with the Company under certain amended terms and conditions as set forth herein; and

WHEREAS, the parties now desire to further amend the Employment Agreement accordingly.

NOW, THEREFORE, in consideration of the premises above, as well as consideration to be granted by the Company to the Executive in the following form, the parties hereto agree as follows:

1. Section 1 of the Employment Agreement is hereby amended by replacing "President and Chief Operating Officer" with "Chief Executive Officer" where such figure appears in Section 1.

2. Section 2(a) of the Employment Agreement is hereby amended by replacing "Six Hundred Thousand Dollars ($600,000)" with "Eight Hundred Thousand Dollars ($800,000)" where such figure appears in Section 2(a).

3. Section 2(b) of the Employment Agreement is hereby amended by replacing "100%" with "125%" where such figure appears in Section 2(b).

4. Section 4(a) of the Employment Agreement is hereby amended by deleting this section in its entirety and replacing it with the following language:

   "(a) ***Term.*** Executive's term of Employment with the Company under this Agreement shall be for the period from the Effective Date through December 31, 2026 (the 'Initial Term').

   On December 31, 2026, and on each subsequent annual anniversary thereafter, this Agreement shall automatically renew and extend for a period of 12 months (each such 12-month period being a "Renewal Term"), unless written notice of non-renewal is delivered from either Party to the other not less than sixty (60) days prior to the expiration of the then-existing Initial Term or Renewal Term, as applicable. Notwithstanding the foregoing, Executive's Employment pursuant to

this Agreement may be terminated prior to the expiration of the then-existing Initial Term or Renewal Term in accordance with this Agreement.

The period from the Effective Date through the Executive's Termination Date (for whatever reason) shall be referred to herein as the '<u>Employment Period</u>.'"

5. Section 6(b)(4)(A) of the Employment Agreement is hereby amended by replacing "two times the sum" with "three times the sum".

6. Except as otherwise provided herein, all other provisions of the Employment Agreement shall remain in effect.

7. This Third Amendment and the Employment Agreement (other than as amended above) constitute the entire agreement between the parties on the subject of Executive's employment with the Company.

8. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles thereof.

9. This Third Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the date set forth above.

COMPANY:
Carriage Services, Inc.

Melvin C Payne

By: Melvin C. Payne
Executive Chairman of the Board

EXECUTIVE:
Carlos Quezada